SECOND AMENDMENT
TO THE
GERMAN AMERICAN BANCORP, INC. NONQUALIFIED SAVINGS PLAN

    THIS GERMAN AMERICAN BANCORP, INC. NONQUALIFIED SAVINGS PLAN (“Plan”), which Plan most recently was amended and restated effective January 1, 2009, by GERMAN AMERICAN BANCORP, INC. (“Employer”), further amends and modifies the Plan effective January 1, 2024 pursuant to the right to amend reserved in Section 9.01 of The CORPORATEplan for Retirement EXECUTIVE Basic Plan Document that forms part of the Plan.

A.

    The “Distribution” table under Section 1.07(a)(1) of the Adoption Agreement is hereby replaced in its entirety with the following:

	(A)Specified Age		(B) Separation from Service		(C) Disability		(D) Change in Control		(E) Death
Deferral Contribution	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments
Matching Contribution	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments
Employer Contribution	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments	☑ ☑	Lump Sum Installments

B.

    Any Participant who has a distribution election that does not conform with the above new Distribution Election table and who has not yet received a distribution shall be required to make a new distribution election under the Plan. The new election shall supersede any prior distribution election.

C.

    The following sentence is removed from Section 8.01(b) of the Plan in its entirety:

“With respect to any initial distribution election, a Participant shall in no event be permitted to make more than one distribution election change.”

D.

    Attachment B to the Adoption Agreement is removed in its entirety.

    Any Participant who had previously elected the 15th day of the calendar year following the distribution triggering event as the distribution timing and who has not yet received a distribution will automatically have their election changed to the 15th day of the month following the applicable distribution triggering event. This change will supersede any prior elections.

E.

    Except as specifically amended above, the Plan shall remain unchanged and, as amended above, shall continue in full force and effect.

    IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the German American Bancorp, Inc. Nonqualified Savings Plan to be executed by its duly authorized officer this 19th day of December, 2023.

                        GERMAN AMERICAN BANCORP, INC.

                        By:    /s/ D. Neil Dauby
     D. Neil Dauby
                        Chairman and Chief Executive Officer

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